Exhibit 99.2
December 2007 Barnett Shale Acquisition

DTE Energy - Barnett Acquisition Properties and operations concentrated in the North Texas Barnett Shale - core and expanding core area Core and Expanding Core counties include: Tarrant, Denton, Johnson, Ellis, Parker and Hill Leasehold - 14,000 net acres 73% of properties are held by production which reduces drilling commitments 51 producing wells currently and 183 drilling locations Production - expected to be 18 Mmcfe/day in 1st quarter 2008 Proven and unproven reserves estimated at 334 Bcfe

DTE Energy - Barnett Acquisition Total Consideration $305 million Sellers are DTE Energy and a private company Range intends to initially finance by drawing under its bank credit facility Plans are to sell several unrelated non-core properties in 2008 to help fund acquisitions Production attributable to asset sales will be offset by the acquired properties

Range's Barnett Shale Properties After completing the acquisition, Range's Barnett properties: 131,000 gross (104,000 net) acres of leasehold 95% of leasehold in the Core and Expanding Core Reserves potential in excess of 2.5 Tcf Production exceeding 90 Mmcfe per day

Barnett Leasehold Barnett Leasehold Existing acreage - 116,000 (90,000 net) Acquisition acreage - 14,900 (13,700 net) DTE acreage and producing wells complement Range's existing areas of operation

Except for historical information, statements made in this release, including those relating to significant potential, fourth quarter production, future earnings, cash flow, capital expenditures, production growth and planned number of wells are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of our hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by reference. Range's internal estimates of reserves, particularly those in the properties recently acquired or proposed to be acquired where we may have limited review of data or experience with the reserves, may be subject to revision and may be different from estimates by our external reservoir engineers at year-end. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. The Securities and Exchange Commission permits oil and gas companies, in filings made with the Securities and Exchange Commission, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms, such as "probable," "possible," "potential" or "unproven," that the SEC's guidelines strictly prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company. While we believe our calculations of unproven drill sites and estimation of unproven or potential reserves are reasonable, such calculations and estimates have not been reviewed by third-party engineers. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangersources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this form from the SEC by calling 1-800-SEC-0330. Forward-Looking Statements